As Filed With the Securities and Exchange Commission on April 29, 2024

REGISTRATION NO. 811-08162

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 143

MASTER INVESTMENT PORTFOLIO

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

400 HOWARD STREET

SAN FRANCISCO, CALIFORNIA 94105

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER: (800) 441-7762

JOHN M. PERLOWSKI

MASTER INVESTMENT PORTFOLIO

50 HUDSON YARDS

NEW YORK, NEW YORK 10001

UNITED STATES OF AMERICA

(NAME AND ADDRESS OF AGENT FOR SERVICE)

WITH A COPY TO:

JESSE C. KEAN, ESQ.	JANEY AHN, ESQ.
SIDLEY AUSTIN LLP	BLACKROCK FUND ADVISORS
787 SEVENTH AVENUE	50 HUDSON YARDS
NEW YORK, NEW YORK 10019	NEW YORK, NEW YORK 10001

MASTER INVESTMENT PORTFOLIO

U.S. TOTAL BOND INDEX MASTER PORTFOLIO

S&P 500 INDEX MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B of the Registration Statement on Form N-1A for U.S. Total Bond Index Master Portfolio and S&P 500 Index Master Portfolio (each, a “Master Portfolio” and together, the “Master Portfolios”). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, series management investment company.

Each Master Portfolio operates as part of a master/feeder structure, and one or more corresponding feeder funds invest all of its/their assets in a Master Portfolio with substantially the same investment objective, strategies and policies as the corresponding feeder fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”), of BlackRock Funds III (File Nos. 33-54126; 811-07332) (the “Trust”) that relates to and includes the prospectuses and the statements of additional information of iShares U.S. Aggregate Bond Index Fund and iShares S&P 500 Index Fund (each, a “BlackRock Funds III Feeder Fund” and together, the “BlackRock Funds III Feeder Funds”), each a series of the Trust, a separate publicly offered investment company organized as a Delaware statutory trust. Each BlackRock Funds III Feeder Fund invests all of its assets in the corresponding Master Portfolio as follows: iShares U.S. Aggregate Bond Index Fund invests all of its assets in U.S. Total Bond Index Master Portfolio and iShares S&P 500 Index Fund invests all of its assets in S&P 500 Index Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and the Trust has filed, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to a BlackRock Funds III Feeder Fund’s prospectus or statement of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BlackRock Funds III Feeder Fund’s current prospectuses and statement of additional information, as supplemented from time to time, are referred to herein collectively as the “Prospectus” and “SAI,” respectively. Each feeder fund that invests in a Master Portfolio (including each BlackRock Funds III Feeder Fund) is referred to herein as a “Feeder Fund” and collectively as the “Feeder Funds.” From time to time, a Master Portfolio may have one or more feeder funds that are not BlackRock Funds III Feeder Funds.

PART A – PROSPECTUS

April 29, 2024

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolios’ Part B, dated April 29, 2024, is incorporated by reference into this Part A.

ITEMS 1 THROUGH 4.

Responses to Items 1 through 4 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

ITEM 5.	MANAGEMENT.

(a) INVESTMENT ADVISER

BlackRock Fund Advisors (“BFA” or the “Manager”) is the investment adviser of each Master Portfolio.

(b) PORTFOLIO MANAGERS

Information concerning each Master Portfolio’s portfolio managers is set forth below:

U.S. Total Bond Index Master Portfolio

Name	Since	Title
James Mauro	2011	Managing Director of BlackRock, Inc.
Karen Uyehara	2020	Managing Director of BlackRock, Inc.

S&P 500 Index Master Portfolio

Name	Since	Title
Paul Whitehead	2022	Managing Director of BlackRock, Inc.
Jennifer Hsui, CFA	2016	Managing Director of BlackRock, Inc.

ITEM 6.	PURCHASE AND SALE OF INTERESTS.

Interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

The Master Portfolios have no minimum initial or subsequent investment requirements.

Each Feeder Fund may withdraw all or any portion of its investment in the applicable Master Portfolio on any business day on which the New York Stock Exchange (the “NYSE”) is open at the net asset value next determined after a withdrawal request is received in proper form by the Master Portfolio.

ITEM 7.	TAX INFORMATION.

To the extent that a Master Portfolio has more than one Feeder Fund, it is treated as a non-publicly traded partnership for U.S. federal income tax purposes. To the extent that a Master Portfolio has only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Master Portfolio’s existence as an entity separate from that Feeder Fund is disregarded for U.S. federal income tax purposes. Whether the Master Portfolio is a partnership or disregarded as a separate entity it will generally not be subject to U.S. federal income tax.

ITEM 8.	FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable.

ITEM 9.	INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

(a) INVESTMENT OBJECTIVE

U.S. Total Bond Index Master Portfolio

U.S. Total Bond Index Master Portfolio seeks to provide investment results that correspond to the total return performance of fixed-income securities in the aggregate, as represented by the Bloomberg U.S. Aggregate Bond Index (the “Bloomberg U.S. Aggregate Index”).

S&P 500 Index Master Portfolio

S&P 500 Index Master Portfolio seeks to provide investment results that correspond to the total return performance of publicly-traded common stocks in the aggregate, as represented by the Standard & Poor’s 500® Index (the “S&P 500 Index”).

(b) IMPLEMENTATION OF INVESTMENT OBJECTIVES

U.S. Total Bond Index Master Portfolio

Under normal circumstances, at least 90% of the value of U.S. Total Bond Index Master Portfolio’s assets, plus the amount of any borrowing for investment purposes, is invested in securities comprising the Bloomberg U.S. Aggregate Index, which, for the Master Portfolio, are considered bonds. The Master Portfolio will provide interestholders with at least 60 days’ notice of any change to this policy. The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before fees and expenses and the total return of the Master Portfolio’s benchmark index, the Bloomberg U.S. Aggregate Index. Notwithstanding the factors described below, perfect (100%) correlation would be achieved if the total return of the Master Portfolio’s net assets, before fees and expenses, increased or decreased exactly as the total return of the Master Portfolio’s benchmark index increased or decreased. The Master Portfolio’s ability to match its investment performance to the investment performance of its benchmark index may be affected by, among other things, the Master Portfolio’s expenses, the amount of cash and cash equivalents held by the Master Portfolio, the manner in which the total return of the Master Portfolio’s benchmark index is calculated, the size of the Master Portfolio’s investment portfolio, and the timing, frequency and size of purchases of interests and withdrawals.

The Master Portfolio utilizes sampling techniques that are designed to allow the Master Portfolio to duplicate substantially the investment performance of the Bloomberg U.S. Aggregate Index. However, the Master Portfolio is not expected to track the Bloomberg U.S. Aggregate Index with the same degree of accuracy that complete replication of the Bloomberg U.S. Aggregate Index would provide. No attempt is made to manage the Master Portfolio using economic, financial or market analysis. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or “rebalanced”) to reflect changes in the characteristics of the index that the Master Portfolio tracks.

The Master Portfolio may invest in mortgage dollar rolls and participate in to-be-announced (“TBA”) transactions on a regular basis to obtain exposure to mortgage-backed securities.

The Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio may use futures contracts, options and other derivative transactions to manage its short-term liquidity and/or as substitutes for comparable market positions in the securities in its benchmark index. The Master Portfolio may also invest in high-quality money market instruments, including shares of money market funds advised by BFA or its affiliates.

Investors look to indexes as a standard of market performance. Indexes are model portfolios, that is, groups of stocks or bonds selected to represent an entire market or market segment. One way an index fund seeks to match an index’s performance, before fees and expenses, is by buying and selling all of the index’s securities in the same proportion as they are reflected in the index.

There were approximately 10,000 fixed-income securities included in the Bloomberg U.S. Aggregate Index. The Master Portfolio maintains a weighted average maturity consistent with that of the Bloomberg U.S. Aggregate Index, which generally ranges between 5 and 10 years. As a practical matter, it would be inefficient for the Master Portfolio to hold each security included in the Bloomberg U.S. Aggregate Index. The Master Portfolio can, however, substantially replicate the Bloomberg U.S. Aggregate Index’s profile by holding a representative sample of securities in the Bloomberg U.S. Aggregate Index. It may, for example, hold U.S. Government obligations and corporate bonds in a similar proportion to the Bloomberg U.S. Aggregate Index. Additionally, it can match certain Bloomberg U.S. Aggregate Index features such as:

•	Average time to maturity for both government and corporate securities;

•	Securities’ coupon rates, which are the interest rates securities pay based on their face values;

•	Economic sectors represented by securities;

•	Credit quality of securities (all securities in the Bloomberg U.S. Aggregate Index are rated investment-grade); and

•	Whether or not securities are callable, which means the issuer has the right to repay principal and interest before maturity.

The Master Portfolio is designed for investors who desire a convenient way to invest in bonds issued in the United States. Although this market has increased in value over the long term, it fluctuates and has also decreased in value over shorter time periods.

The Master Portfolio does not by itself constitute a balanced investment program. Diversifying your investments by buying shares in other funds may improve your long-term return as well as reduce volatility.

The Bloomberg U.S. Aggregate Index is maintained by Bloomberg Index Services Limited (“Bloomberg”). Bloomberg does not sponsor, endorse, sell or promote the Feeder Fund or the Master Portfolio. Bloomberg makes no representation or warranty, expressed or implied, regarding the advisability of investing in the Feeder Fund or the Master Portfolio. Neither BFA nor BlackRock Advisors, LLC (“BAL”) has or will have a role in maintaining the Bloomberg U.S. Aggregate Index.

The past performance of the underlying index is not a guide to future performance. BFA does not guarantee the accuracy or the completeness of the underlying index or any data included therein and BFA shall have no liability for any errors, omissions or interruptions therein. BFA makes no warranty, express or implied, to the owners of interests of the Master Portfolio or to any other person or entity, as to results to be obtained by the Master Portfolio from the use of the underlying index or any data included therein. Without limiting any of the foregoing, in no event shall BFA have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

S&P 500 Index Master Portfolio

Under normal circumstances, at least 90% of the value of S&P 500 Index Master Portfolio’s assets, plus the amount of any borrowing for investment purposes, is invested in securities comprising the S&P 500 Index. The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before fees and expenses and the total return of the Master Portfolio’s benchmark index, the S&P 500 Index. Notwithstanding the factors described below, perfect (100%) correlation would be achieved if the total return of the Master Portfolio’s net assets, before fees and expenses, increased or decreased exactly as the total return of the Master Portfolio’s benchmark index increased or decreased. The Master Portfolio’s ability to match its investment performance to the investment performance of its benchmark index may be affected by, among other things, the Master Portfolio’s expenses, the amount of cash and cash equivalents held by the Master Portfolio, the manner in which the total return of the Master Portfolio’s benchmark index is calculated; the size of the Master Portfolio’s investment portfolio; and the timing, frequency and size of purchases of interests and withdrawals.

The Master Portfolio seeks to replicate the total return performance of the S&P 500 Index by investing the Master Portfolio’s assets so that the percentage of assets of the Master Portfolio invested in a given stock is approximately the same as the percentage such stock represents in the S&P 500 Index. No attempt is made to manage the Master Portfolio using economic, financial or market analysis. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or “rebalanced”) to reflect changes in the characteristics of the index that the Master Portfolio tracks.

The Master Portfolio also may engage in futures and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio may use futures contracts and other derivative transactions to manage its short-term liquidity and/or as substitutes for comparable market positions in the securities in its benchmark index. The Master Portfolio may also invest in high-quality money market instruments, including shares of money market funds advised by BFA or its affiliates.

Investors look to indexes as a standard of market performance. Indexes are model portfolios, that is, groups of stocks or bonds selected to represent an entire market or market segment. One way an index fund seeks to match an index’s performance, before fees and expenses, is by buying and selling all of the index’s securities in the same proportion as they are reflected in the index. This is what the Master Portfolio does.

The Master Portfolio is designed for investors who desire a convenient way to invest in a broad spectrum of U.S. large cap stocks. Although this market has increased in value over the long term, it fluctuates and has also decreased in value over shorter time periods. This volatility is particularly characteristic of stocks.

The Master Portfolio does not by itself constitute a balanced investment program. Diversifying your investments by buying shares in other funds may improve your long-term return as well as reduce volatility.

S&P Dow Jones Indices LLC (“SPDJI”) does not sponsor, endorse, sell or promote the Feeder Fund or the Master Portfolio, nor is it affiliated in any way with BAL, BFA, the Feeder Fund or the Master Portfolio. “Standard & Poor’s®,” “S&P®,” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC (a division of S&P Global Inc.) licensed for use for certain purposes by BlackRock Institutional Trust Company, N.A. SPDJI makes no representation or warranty, expressed or implied, regarding the advisability of investing in Feeder Fund or the Master Portfolio.

The past performance of the underlying index is not a guide to future performance. BFA does not guarantee the accuracy or the completeness of the underlying index or any data included therein and BFA shall have no liability for any errors, omissions or interruptions therein. BFA makes no warranty, express or implied, to the owners of interests of the Master Portfolio or to any other person or entity, as to results to be obtained by the Master Portfolio from the use of the underlying index or any data included therein. Without limiting any of the foregoing, in no event shall BFA have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

(c) RISKS

This section contains a discussion of the general risks of investing in each Master Portfolio. As with any fund, there can be no guarantee that a Master Portfolio will meet its investment objective or that a Master Portfolio’s performance will be positive over any period of time. Investors may lose money investing in a Master Portfolio. An investment in a Master Portfolio is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency. The order of the below risk factors does not indicate the significance of any particular risk factor.

Set forth below are the principal risk factors of investing in each Master Portfolio.

•

Debt Securities Risk (U.S. Total Bond Index Master Portfolio) — Debt securities, such as bonds, involve risks, such as credit risk, interest rate risk, extension risk, and prepayment risk, each of which are described in further detail below:

Credit Risk — Credit risk refers to the possibility that the issuer of a debt security (i.e., the borrower) will not be able to make payments of interest and principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Master Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Interest Rate Risk — The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise.

The Master Portfolio may be subject to a greater risk of rising interest rates due to the recent period of historically low interest rates. For example, if interest rates increase by 1%, assuming a current portfolio duration of ten years, and all other factors being equal, the value of the Master Portfolio’s investments would be expected to decrease by 10%. (Duration is a measure of the price sensitivity of a debt security or portfolio of debt securities to relative changes in interest rates.) The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Master Portfolio’s investments will not affect interest income derived from instruments already owned by the Master Portfolio, but will be reflected in the Master Portfolio’s net asset value. The Master Portfolio may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by Master Portfolio management.

To the extent the Master Portfolio invests in debt securities that may be prepaid at the option of the obligor (such as mortgage-backed securities), the sensitivity of such securities to changes in interest rates may increase (to the detriment of the Master Portfolio) when interest rates rise. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the net asset value of the Master Portfolio to the extent that it invests in floating rate debt securities.

These basic principles of bond prices also apply to U.S. Government securities. A security backed by the “full faith and credit” of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

The Federal Reserve has recently begun to raise the federal funds rate as part of its efforts to address rising inflation. There is a risk that interest rates will continue to rise, which will likely drive down the prices of bonds and other fixed-income securities. A general rise in interest rates has the potential to cause investors to move out of fixed-income securities on a large scale, which may increase withdrawals from mutual funds that hold large amounts of fixed-income securities. Heavy withdrawals could cause the Master Portfolio to sell assets at inopportune times or at a loss or depressed value and could hurt the Master Portfolio’s performance.

During periods of very low or negative interest rates, the Master Portfolio may be unable to maintain positive returns. Certain countries have recently experienced negative interest rates on certain fixed-income instruments. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from Master Portfolio performance to the extent the Master Portfolio is exposed to such interest rates.

Extension Risk — When interest rates rise, certain obligations will be paid off by the obligor more slowly than anticipated, causing the value of these obligations to fall. Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

Prepayment Risk — When interest rates fall, certain obligations will be paid off by the obligor more quickly than originally anticipated, and the Master Portfolio may have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the management team will generally be at lower rates of return than the return on the assets that were prepaid. Prepayment reduces the yield to maturity and the average life of the security.

•

Dollar Rolls Risk (U.S. Total Bond Index Master Portfolio) — A dollar roll transaction involves a sale by the Master Portfolio of a mortgage-backed, U.S. Treasury or other security (as permitted by the Master Portfolio’s investment strategies) concurrently with an agreement by the Master Portfolio to repurchase a similar security at a later date at an agreed-upon price. The market value of the securities the Master Portfolio is required to purchase may decline below the agreed upon repurchase price of those securities. If the broker/dealer to whom the Master Portfolio sells securities becomes insolvent, the Master Portfolio’s right to purchase or repurchase securities may be restricted. Successful use of dollar rolls may depend upon the adviser’s ability to correctly predict interest rates and prepayments, depending on the underlying security. There is no assurance that dollar rolls can be successfully employed.

•

Equity Securities Risk (S&P 500 Index Master Portfolio) — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Master Portfolio could decline if the financial condition of the companies the Master Portfolio invests in declines or if overall market and economic conditions deteriorate. The value of equity securities may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, the value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in inflation, interest or currency rates or generally adverse investor sentiment.

•

High Portfolio Turnover Risk (U.S. Total Bond Index Master Portfolio) — The Master Portfolio may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to the Master Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of portfolio securities of the Master Portfolio may result in the realization and/or distribution to interestholders of higher capital gains or losses as compared to a fund with less active trading policies. These effects of higher than normal portfolio turnover may adversely affect Master Portfolio performance. In addition, investment in mortgage dollar rolls and participation in TBA transactions may significantly increase the Master Portfolio’s portfolio turnover rate. A TBA transaction is a method of trading mortgage-backed securities where the buyer and seller agree upon general trade parameters such as agency, settlement date, par amount, and price at the time the contract is entered into but the mortgage-backed securities are delivered in the future, generally 30 days later.

•

Index-Related Risk — The Master Portfolio seeks to achieve a return that corresponds generally to the price and yield performance, before fees and expenses, of the underlying index as published by the index provider. There is no assurance that the index provider or any agents that may act on its behalf will compile the underlying index accurately, or that the underlying index will be determined, composed or calculated accurately. While the index provider provides descriptions of what the underlying index is designed to achieve, neither the index provider nor its agents provide any warranty or accept any liability in relation to the quality, accuracy or completeness of the underlying index or its related data, and they do not guarantee that the underlying index will be in line with the index provider’s methodology. BFA’s mandate as described in this prospectus is to manage the Master Portfolio consistently with the underlying index provided by the index provider to BFA. BFA does not provide any warranty or guarantee against the index provider’s or any agent’s errors. Errors in respect of the quality, accuracy and completeness of the data used to compile the underlying index may occur from time to time and may not be identified and corrected by the index provider for a period of time or at all, particularly where the indices are less commonly used as benchmarks by funds or managers. Such errors may negatively or positively impact the Master Portfolio and its interestholders. For example, during a period where the underlying index contains incorrect constituents, the Master Portfolio would have market exposure to such constituents and would be underexposed to the underlying index’s other constituents. Interestholders should understand that any gains from index provider errors will be kept by the Master Portfolio and its interestholders and any losses or costs resulting from index provider errors will be borne by the Master Portfolio and its interestholders.

Unusual market conditions or other unforeseen circumstances (such as natural disasters, political unrest or war) may impact the index provider or a third-party data provider, and could cause the index provider to postpone a scheduled rebalance to the underlying index. This could cause the underlying index to vary from its normal or expected composition. The postponement of a scheduled rebalance could mean that constituents of the underlying index that would otherwise be removed at rebalance due to changes in market capitalizations, issuer credit ratings, or other reasons may remain, causing the performance and constituents of the underlying index to vary from those expected under normal conditions. Apart from scheduled rebalances, the index provider or its agents may carry out additional ad hoc rebalances to the underlying index due to reaching certain weighting constraints, unusual market conditions or corporate events or, for example, to correct an error in the selection of index constituents. When the underlying index is rebalanced and the Master Portfolio in turn rebalances its portfolio to attempt to increase the correlation between the Master Portfolio’s portfolio and the underlying index, any transaction costs and market exposure arising from such portfolio rebalancing will be borne directly by the Master Portfolio and its interestholders. Therefore, errors and additional ad hoc rebalances carried out by the index provider or its agents to the underlying index may increase the costs to and the tracking error risk of the Master Portfolio.

An index fund has operating and other expenses while an index does not. As a result, while the Master Portfolio will attempt to track the applicable index as closely as possible, it will tend to underperform the index to some degree over time. If an index fund is properly correlated to its stated index, the fund will perform poorly when the index performs poorly.

•

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Master Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. The value of a security or other asset may decline due to changes in general market conditions, economic trends or events that are not specifically related to the issuer of the security or other asset, or factors that affect a particular issuer or issuers, exchange, country, group of countries, region, market, industry, group of industries, sector or asset class. Local, regional or global events such as war, acts of terrorism, the spread of infectious illness or other public health issues like pandemics or epidemics, recessions, or other events could have a significant impact on the Master Portfolio and its investments. Selection risk is the risk that the securities selected by Master Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

An outbreak of an infectious coronavirus (COVID-19) that was first detected in December 2019 developed into a global pandemic that has resulted in numerous disruptions in the market and has had significant economic impact leaving general concern and uncertainty. Although vaccines have been developed and approved for use by various governments, the duration of the pandemic and its effects cannot be predicted with certainty. The impact of this coronavirus, and other epidemics and pandemics that may arise in the future, could affect the economies of many nations, individual companies and the market in general ways that cannot necessarily be foreseen at the present time.

•

Mortgage- and Asset-Backed Securities Risks (U.S. Total Bond Index Master Portfolio) — Mortgage-backed securities (residential and commercial) and asset-backed securities represent interests in “pools” of mortgages or other assets, including consumer loans or receivables held in trust. Although asset-backed and commercial mortgage-backed securities (“CMBS”) generally experience less prepayment than residential mortgage-backed securities, mortgage-backed and asset-backed securities, like traditional fixed-income securities, are subject to credit, interest rate, prepayment and extension risks.

Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. The Master Portfolio’s investments in asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. These securities also are subject to the risk of default on the underlying mortgages or assets, particularly during periods of economic downturn. Certain CMBS are issued in several classes with different levels of yield and credit protection. The Master Portfolio’s investments in CMBS with several classes may be in the lower classes that have greater risks than the higher classes, including greater interest rate, credit and prepayment risks.

Mortgage-backed securities may be either pass-through securities or collateralized mortgage obligations (“CMOs”). Pass-through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders. CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (“tranches”) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only (“IOs”), principal only (“POs”) or an amount that remains after floating-rate tranches are paid (an “inverse floater”). These securities are frequently referred to as “mortgage derivatives” and may be extremely sensitive to changes in interest rates. Interest rates on inverse floaters, for example, vary inversely with a short-term floating rate (which may be reset periodically). Interest rates on inverse floaters will decrease when short-term rates increase, and will increase when short-term rates decrease. These securities have the effect of providing a degree of investment leverage. In response to changes in market interest rates or other market conditions, the value of an inverse floater may increase or decrease at a multiple of the increase or decrease in the value of the underlying securities. If the Master Portfolio invests in CMO tranches (including CMO tranches issued by government agencies) and interest rates move in a manner not anticipated by Master Portfolio management, it is possible that the Master Portfolio could lose all or substantially all of its investment. Certain mortgage-backed securities in which the Master Portfolio may invest may also provide a degree of investment leverage, which could cause the Master Portfolio to lose all or substantially all of its investment.

The mortgage market in the United States has experienced difficulties that may adversely affect the performance and market value of certain of the Master Portfolio’s mortgage-related investments. Delinquencies and losses on mortgage loans (including subprime and second-lien mortgage loans) and a decline in or flattening of real estate values (in each case as has been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Also, a number of mortgage loan originators have experienced serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Asset-backed securities entail certain risks not presented by mortgage-backed securities, including the risk that in certain states it may be difficult to perfect the liens securing the collateral backing certain asset-backed securities. In addition, certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.

•

Passive Investment Risk — Because BFA does not select individual companies in the index that the Master Portfolio tracks, the Master Portfolio may hold securities of companies that present risks that an investment adviser researching individual securities might seek to avoid.

•

Risk of Investing in the United States — A decrease in imports or exports, changes in trade regulations, inflation and/or an economic recession in the United States may have a material adverse effect on the U.S. economy and the securities listed on U.S. exchanges. Proposed and adopted policy and legislative changes in the United States are changing many aspects of financial, commercial, public health, environmental, and other regulation and may have a significant effect on U.S. markets generally, as well as on the value of certain securities. Governmental agencies project that the United States will continue to maintain elevated public debt levels for the foreseeable future. Although elevated debt levels do not necessarily indicate or cause economic problems, elevated public debt service costs may constrain future economic growth.

The United States has developed increasingly strained relations with a number of foreign countries. If relations with certain countries deteriorate, it could adversely affect U.S. issuers as well as non-U.S. issuers that rely on the United States for trade. The United States has also experienced increased internal political discord, as well as significant challenges in managing and containing the outbreak of COVID-19. If these trends were to continue, it may have an adverse impact on the U.S. economy and the issuers in which the Master Portfolio invests.

•

Tracking Error Risk — The Master Portfolio may be subject to tracking error, which is the divergence of the Master Portfolio’s performance from that of the underlying index. Tracking error may occur because of differences between the securities and other instruments held in the Master Portfolio’s portfolio and those included in the underlying index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the Master Portfolio’s valuation of a security at the time of calculation of the Master Portfolio’s net asset value), differences in transaction costs, the Master Portfolio’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or other distributions, interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to interestholders, changes to the underlying index and the cost to the Master Portfolio of complying with various new or existing regulatory requirements, among other reasons. These risks may be heightened during times of increased market volatility or other unusual market conditions. In addition, tracking error may result because the Master Portfolio incurs fees and expenses, while the underlying index does not.

•

U.S. Government Obligations Risk (U.S. Total Bond Index Master Portfolio) — Not all U.S. Government securities are backed by the full faith and credit of the United States. Obligations of certain agencies, authorities, instrumentalities and sponsored enterprises of the U.S. Government are backed by the full faith and credit of the United States (e.g., the Government National Mortgage Association); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury (e.g., the Federal Home Loan Banks) and others are supported by the discretionary authority of the U.S. Government to purchase an agency’s obligations. Still others are backed only by the credit of the agency, authority, instrumentality or sponsored enterprise issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to any of these entities if it is not obligated to do so by law. In addition, circumstances could arise that could prevent the timely payment of interest or principal on U.S. Government obligations, such as reaching the legislative “debt ceiling.” Such non-payment could result in losses to the Master Portfolio and substantial negative consequences for the U.S. economy and the global financial system.

Each Master Portfolio may also be subject to certain other non-principal risks associated with its investments and investment strategies, including:

•

Concentration Risk — The Master Portfolio reserves the right to concentrate its investments (i.e., invest 25% or more of its total assets in securities of issuers in a particular industry) to approximately the same extent that the underlying index concentrates in a particular industry. To the extent the Master Portfolio concentrates in a particular industry, it may be more susceptible to economic conditions and risks affecting that industry.

•

Cyber Security Risk — Failures or breaches of the electronic systems of the Master Portfolio, the Master Portfolio’s adviser, distributor, and other service providers, or the issuers of securities in which the Master Portfolio invests have the ability to cause disruptions and negatively impact the Master Portfolio’s business operations, potentially resulting in financial losses to the Master Portfolio and its interestholders. While the Master Portfolio has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Master Portfolio cannot control the cyber security plans and systems of the Master Portfolio’s service providers or issuers of securities in which the Master Portfolio invests.

•	Derivatives Risk — The Master Portfolio’s use of derivatives may increase its costs, reduce the Master Portfolio’s returns and/or increase volatility. Derivatives involve significant risks, including:

Leverage Risk — The Master Portfolio’s use of derivatives can magnify the Master Portfolio’s gains and losses. Relatively small market movements may result in large changes in the value of a derivatives position and can result in losses that greatly exceed the amount originally invested.

Market Risk — Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The Master Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BFA may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Master Portfolio’s derivatives positions to lose value.

Counterparty Risk — Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will be unable or unwilling to fulfill its contractual obligation, and the related risks of having concentrated exposure to such a counterparty.

Illiquidity Risk —The possible lack of a liquid secondary market for derivatives and the resulting inability of the Master Portfolio to sell or otherwise close a derivatives position could expose the Master Portfolio to losses and could make derivatives more difficult for the Master Portfolio to value accurately.

Operational Risk — The use of derivatives includes the risk of potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls and human error.

Legal Risk — The risk of insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.

Volatility and Correlation Risk — The Master Portfolio’s use of derivatives may reduce the Master Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Master Portfolio’s use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.

Valuation Risk — Valuation for derivatives may not be readily available in the market. Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Master Portfolio to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Master Portfolio to potential losses that exceed the amount originally invested by the Master Portfolio.

Hedging Risk — When a derivative is used as a hedge against a position that the Master Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Master Portfolio’s hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.

Tax Risk — The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Master Portfolio realizes from its investments. As a result, a larger portion of each interestholder’s allocable share of income and gain may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by a Feeder Fund. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal Revenue Service.

Regulatory Risk — Derivative contracts are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, with respect to uncleared swaps, swap dealers are required to collect variation margin from the Master Portfolio and may be required by applicable regulations to collect initial margin from the Master Portfolio. Both initial and variation margin may be comprised of cash and/or securities, subject to applicable regulatory haircuts. Shares of investment companies (other than certain money market funds) may not be posted as collateral under applicable regulations. In addition, regulations adopted by global prudential regulators that are now in effect require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many derivatives contracts, terms that delay or restrict the rights of counterparties, such as the Master Portfolio, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. The implementation of these requirements with respect to derivatives, as well as regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of other derivatives, may increase the costs and risks to the Master Portfolio of trading in these instruments and, as a result, may affect returns to investors in the Master Portfolio.

Future regulatory developments may impact the Master Portfolio’s ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Master Portfolio itself is regulated. BFA cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Master Portfolio to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Master Portfolio’s ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Master Portfolio

Futures — Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by the Master Portfolio and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Options (U.S. Total Bond Index Master Portfolio) — An option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a “call option”) or sell (a “put option”) the underlying asset (or settle for cash in an amount based on an underlying asset, rate, or index) at a specified price (the “exercise price”) during a period of time or on a specified date. Investments in options are considered speculative. When the Master Portfolio purchases an option, it may lose the total premium paid for it if the price of the underlying security or other assets decreased, remained the same or failed to increase to a level at or beyond the exercise price (in the case of a call option) or increased, remained the same or failed to decrease to a level at or below the exercise price (in the case of a put option). If a put or call option purchased by the Master Portfolio were permitted to expire without being sold or exercised, its premium would represent a loss to the Master Portfolio. To the extent that the Master Portfolio writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Master Portfolio could experience a substantial loss.

•

Expense Risk — Master Portfolio expenses are subject to a variety of factors, including fluctuations in the Master Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Master Portfolio’s net assets decrease due to market declines or withdrawals, the Master Portfolio’s expenses will increase as a percentage of Master Portfolio net assets. During periods of high market volatility, these increases in the Master Portfolio’s expense ratio could be significant.

•

Foreign Securities Risk (U.S. Total Bond Index Master Portfolio) — Because the Master Portfolio may invest in companies located in countries other than the United States, the Master Portfolio may be exposed to risks associated with foreign investments.

•	The value of holdings traded outside the United States (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.

•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions.

•	Foreign holdings may be adversely affected by foreign government action.

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings.

•	The economies of certain countries may compare unfavorably with the U.S. economy.

•	Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult.

•	The Master Portfolio’s claims to recover foreign withholding taxes may not be successful, which may adversely affect the Master Portfolio’s net asset value.

•

Illiquid Investments Risk (S&P 500 Index Master Portfolio) — The Master Portfolio may not acquire any illiquid investment if, immediately after the acquisition, the Master Portfolio would have invested more than 15% of its net assets in illiquid investments. An illiquid investment is any investment that the Master Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Liquid investments may become illiquid after purchase by the Master Portfolio, particularly during periods of market turmoil. There can be no assurance that a security or instrument that is deemed to be liquid when purchased will continue to be liquid for as long as it is held by the Master Portfolio, and any security or instrument held by the Master Portfolio may be deemed an illiquid investment pursuant to the Master Portfolio’s liquidity risk management program. The Master Portfolio’s illiquid investments may reduce the returns of the Master Portfolio because it may be difficult to sell the illiquid investments at an advantageous time or price. In addition, if the Master Portfolio is limited in its ability to sell illiquid investments during periods when interestholders are withdrawing their interests, the Master Portfolio will need to sell liquid securities to meet withdrawal requests and illiquid securities will become a larger portion of the Master Portfolio’s holdings. An investment may be illiquid due to, among other things, the lack of an active trading market. To the extent that the Master Portfolio’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Master Portfolio will tend to have the greatest exposure to the risks associated with illiquid investments. Illiquid investments may be harder to value, especially in changing markets, and if the Master Portfolio is forced to sell these investments to meet withdrawal requests or for other cash needs, the Master Portfolio may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Master Portfolio, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

•

Illiquid Investments Risk (U.S. Total Bond Index Master Portfolio) — The Master Portfolio may not acquire any illiquid investment if, immediately after the acquisition, the Master Portfolio would have invested more than 15% of its net assets in illiquid investments. An illiquid investment is any investment that the Master Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Liquid investments may become illiquid after purchase by the Master Portfolio, particularly during periods of market turmoil. There can be no assurance that a security or instrument that is deemed to be liquid when purchased will continue to be liquid for as long as it is held by the Master Portfolio, and any security or instrument held by the Master Portfolio may be deemed an illiquid investment pursuant to the Master Portfolio’s liquidity risk management program. The Master Portfolio’s illiquid investments may reduce the returns of the Master Portfolio because it may be difficult to sell the illiquid investments at an advantageous time or price. In addition, if the Master Portfolio is limited in its ability to sell illiquid investments during periods when interestholders are withdrawing their interests, the Master Portfolio will need to sell liquid securities to meet withdrawal requests and illiquid securities will become a larger portion of the Master Portfolio’s holdings. An investment may be illiquid due to, among other things, the reduced number and capacity of traditional market participants to make a market in fixed-income securities or the lack of an active trading market. To the extent that the Master Portfolio’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Master Portfolio will tend to have the greatest exposure to the risks associated with illiquid investments. Illiquid investments may be harder to value, especially in changing markets, and if the Master Portfolio is forced to sell these investments to meet withdrawal requests or for other cash needs, the Master Portfolio may suffer a loss. This may be magnified in a rising interest rate environment or other circumstances where investor withdrawals from fixed-income mutual funds may be higher than normal. In addition, when there is illiquidity in the market for certain securities, the Master Portfolio, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

•

Large Shareholder and Large-Scale Redemption Risk — Certain interestholders, including a Feeder Fund, a third-party investor, the Master Portfolio’s adviser or an affiliate of the Master Portfolio’s adviser, or another entity, may from time to time own or manage a substantial amount of Master Portfolio interests or may invest in the Master Portfolio and hold its investment for a limited period of time. There can be no assurance that any large interestholder or large group of interestholders would not withdraw their investment or that the size of the Master Portfolio would be maintained. If a large number of shares of a Feeder Fund that is a large interestholder are redeemed by the Feeder Fund’s shareholders, the Feeder Fund may be required to withdraw a large number of its Master Portfolio interests. Withdrawals of a large number of Master Portfolio interests by a large interestholder or large group of interestholders may adversely affect the Master Portfolio’s liquidity and net assets. These withdrawals may force the Master Portfolio to sell portfolio securities to meet withdrawal requests when it might not otherwise do so, which may negatively impact the Master Portfolio’s net asset value and increase the Master Portfolio’s brokerage costs and/or accelerate the realization of taxable income by interestholders earlier than the interestholders otherwise would have. The Master Portfolio also may be required to sell its more liquid investments to meet a large withdrawal, in which case the Master Portfolio’s remaining assets may be less liquid, more volatile, and more difficult to price. In addition, large withdrawals can result in the Master Portfolio’s current expenses being allocated over a smaller asset base, which generally results in an increase in the Master Portfolio’s expense ratio. Because large withdrawals can adversely affect a portfolio manager’s ability to implement a fund’s investment strategy, the Master Portfolio also reserves the right to withdraw in-kind, subject to certain conditions. In addition, large purchases of Master Portfolio interests may adversely affect the Master Portfolio’s performance to the extent that the Master Portfolio is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would, diluting its investment returns.

•

Leverage Risk — Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Master Portfolio to greater risk and increase its costs. As an open-end investment company registered with the Securities and Exchange Commission (the “SEC”), the Master Portfolio is subject to the federal securities laws, including the 1940 Act and the rules thereunder. Under Rule 18f-4 under the 1940 Act, among other things, the Master Portfolio must either use derivatives in a limited manner or comply with an outer limit on fund leverage risk based on value-at-risk. The use of leverage may cause the Master Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet the applicable requirements of the 1940 Act and the rules thereunder. Increases and decreases in the value of the Master Portfolio’s portfolio will be magnified when the Master Portfolio uses leverage.

•

Operational Risk — The Master Portfolio is exposed to operational risks arising from a number of factors, including, but not limited to, human errors, processing and communication errors, errors of the Master Portfolio’s service providers, counterparties or other third parties, failed or inadequate internal or external processes, and technology or systems failures. The use of certain investment strategies that involve manual or additional processing, such as over-the-counter derivatives, increases these risks. While service providers are required to have appropriate operational risk management policies and procedures, their methods of operational risk management may differ from those of the Master Portfolio in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. The Master Portfolio and BFA seek to reduce these operational risks through controls, procedures and oversight. However, it is not possible to identify all of the operational risks that may affect the Master Portfolio or to develop processes and controls that completely eliminate or mitigate the occurrence or effects of such failures. The Master Portfolio, including its performance and continued operation, and its interestholders could be negatively impacted as a result.

•

Reliance on Advisor Risk — The Master Portfolio is dependent upon services and resources provided by BFA, and therefore BFA’s parent, BlackRock, Inc. BFA is not required to devote its full time to the business of the Master Portfolio and there is no guarantee or requirement that any investment professional or other employee of BFA will allocate a substantial portion of his or her time to the Master Portfolio. The loss of, or changes in, BFA’s personnel could have a negative effect on the performance or the continued operation of the Master Portfolio.

•

Restricted Securities Risk (S&P 500 Index Master Portfolio) — Limitations on the resale of restricted securities may have an adverse effect on their marketability, and may prevent the Master Portfolio from disposing of them promptly at advantageous prices. Restricted securities may not be listed on an exchange and may have no active trading market. In order to sell such securities, the Master Portfolio may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Other transaction costs may be higher for restricted securities than unrestricted securities. Restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility. Also, the Master Portfolio may get only limited information about the issuer of a given restricted security, and therefore may be less able to predict a loss. Certain restricted securities may involve a high degree of business and financial risk and may result in substantial losses to the Master Portfolio.

•

Securities Lending Risk — The Master Portfolio may engage in securities lending. Securities lending involves the risk that the Master Portfolio may lose money because the borrower of the loaned securities fails to return the securities in a timely manner or at all. The Master Portfolio could also lose money in the event of a decline in the value of collateral provided for loaned securities or a decline in the value of any investments made with cash collateral. These events could also trigger adverse tax consequences for a Feeder Fund. BlackRock Institutional Trust Company, N.A. (“BTC”), the Master Portfolio’s securities lending agent, will consider the tax impact to interestholders of substitute payments for dividends when managing the Master Portfolio’s securities lending program.

•

Valuation Risk — The price the Master Portfolio could receive upon the sale of any particular portfolio investment may differ from the Master Portfolio’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Master Portfolio, and the Master Portfolio could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but may be held or transactions may be conducted in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. The Master Portfolio’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

(d) PORTFOLIO HOLDINGS

A description of the Master Portfolios’ policies and procedures with respect to the disclosure of the Master Portfolios’ portfolio holdings is available in Part B of this Registration Statement and is available free of charge by calling 1-800-441-7762 (toll-free).

ITEM 10.	MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

(a)(1) MANAGEMENT

BFA serves as investment adviser to each Master Portfolio. BFA manages the investment of each Master Portfolio’s assets and provides each Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s board of trustees (the “Board of Trustees” or the “Board” and the members thereof, the “Trustees”) and in conformity with Delaware law and the stated policies of the Master Portfolios.

BFA is an indirect wholly-owned subsidiary of BlackRock, Inc. As of March 31, 2024, BFA and its affiliates (collectively, “BlackRock”) had approximately $10.472 trillion in investment company and other portfolio assets under management.

MIP has entered into an investment management agreement with BFA, on behalf of each Master Portfolio (the “Management Agreement”).

With respect to U.S. Total Bond Index Master Portfolio, BFA receives as compensation for its services to U.S. Total Bond Index Master Portfolio a management fee equal to 0.04% of U.S. Total Bond Index Master Portfolio’s average daily Net Assets.

With respect to S&P 500 Index Master Portfolio, BFA receives as compensation for its services to S&P 500 Index Master Portfolio a management fee equal to 0.01% of S&P 500 Index Master Portfolio’s average daily Net Assets.

BFA has contractually agreed to waive the management fee with respect to any portion of the applicable Master Portfolio’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BFA or its affiliates that have a contractual management fee, through June 30, 2025 for each Master Portfolio. The contractual agreement may be terminated upon 90 days’ notice by a majority of the non-interested trustees of MIP or by a vote of a majority of the outstanding voting securities of the applicable Master Portfolio.

BFA has contractually agreed to waive its management fees by the amount of investment advisory fees each Master Portfolio pays to BFA indirectly through its investment in affiliated money market funds. The contractual waiver with respect to each Master Portfolio is in effect through June 30, 2025.

For the fiscal year ended December 31, 2023, BFA received management fees, net of any applicable waivers, as a percentage of the average daily Net Assets of each Master Portfolio as follows:

Master Portfolio	Management Fees (Net of Applicable Waivers)
U.S. Total Bond Index Master Portfolio	0.04%
S&P 500 Index Master Portfolio	0.01%

A discussion regarding the basis for approval by the Board of Trustees of the investment management agreement with BFA with respect to each Master Portfolio is available in the applicable BlackRock Funds III Feeder Fund’s semi-annual report for the period ended June 30, 2023.

From time to time, a manager, analyst, or other employee of BFA or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of BFA or any other person within the BFA organization. Any such views are subject to change at any time based upon market or other conditions and BFA disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for each Master Portfolio are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Master Portfolios.

CONFLICTS OF INTEREST

The investment activities of BFA and its affiliates (including BlackRock, Inc. and its subsidiaries (collectively, the “Affiliates”)), and their respective directors, officers or employees, in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master Portfolios and their interestholders.

BFA and its Affiliates provide investment management services to other funds and discretionary managed accounts that may follow investment programs similar to that of the Master Portfolios. BFA and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master Portfolios. BFA or one or more Affiliates act or may act as an investor, research provider, investment manager, commodity pool operator, commodity trading advisor, financier, underwriter, adviser, trader, lender, index provider, agent and/or principal, and have other direct and indirect interests in securities, currencies, commodities, derivatives and other instruments in which the Master Portfolios may directly or indirectly invest. The Master Portfolios may invest in securities of, or engage in other transactions with, companies with which an Affiliate has significant debt or equity investments or other interests. The Master Portfolios may also invest in issuances (such as structured notes) by entities for which an Affiliate provides and is compensated for cash management services relating to the proceeds from the sale of such issuances. The Master Portfolios also may invest in securities of, or engage in other transactions with, companies for which an Affiliate provides or may in the future provide research coverage. An Affiliate may have business relationships with, and purchase, or distribute or sell services or products from or to, distributors, consultants or others who recommend the Master Portfolios or who engage in transactions with or for the Master Portfolios, and may receive compensation for such services. BFA or one or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master Portfolios and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Master Portfolios. This may include transactions in securities issued by other open-end and closed-end investment companies (which may include investment companies that are affiliated with the Master Portfolios and BFA, to the extent permitted under the 1940 Act). The trading activities of BFA and these Affiliates are carried out without reference to positions held directly or indirectly by the Master Portfolios and may result in BFA or an Affiliate having positions in certain securities that are senior or junior to, or have interests different from or adverse to, the securities that are owned by the Master Portfolios.

Neither BFA nor any Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master Portfolios. As a result, an Affiliate may compete with the Master Portfolios for appropriate investment opportunities. The results of a Master Portfolio’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by BFA or an Affiliate, and it is possible that a Master Portfolio could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

In addition, the Master Portfolios may, from time to time, enter into transactions in which BFA or an Affiliate or their directors, officers or employees or other clients have an adverse interest. Furthermore, transactions undertaken by clients advised or managed by BFA or its Affiliates may adversely impact the Master Portfolios. Transactions by one or more clients or BFA or its Affiliates or their directors, officers or employees, may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master Portfolios. The Master Portfolios’ activities may be limited because of regulatory restrictions applicable to BFA or one or more Affiliates and/or their internal policies designed to comply with such restrictions.

Under a securities lending program approved by the Board, MIP, on behalf of each Master Portfolio, has retained BTC, an Affiliate of BFA, to serve as the securities lending agent for the Master Portfolios to the extent that the Master Portfolios participate in the securities lending program. For these services, the securities lending agent will receive a fee from the Master Portfolios based on the returns earned on the Master Portfolios’ lending activities, including investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master Portfolios may lend their portfolio securities under the securities lending program.

The activities of BFA and its Affiliates and their respective directors, officers or employees, may give rise to other conflicts of interest that could disadvantage the Master Portfolios and their interestholders. BFA has adopted policies and procedures designed to address these potential conflicts of interest. See the SAI for further information.

ANTI-MONEY LAUNDERING REQUIREMENTS

The Master Portfolios are subject to the USA PATRIOT Act (the “Patriot Act”). The Patriot Act is intended to prevent the use of the U.S. financial system in furtherance of money laundering, terrorism or other illicit activities. Pursuant to requirements under the Patriot Act, a Master Portfolio is required to obtain sufficient information from interestholders to enable it to form a reasonable belief that it knows the true identity of its interestholders. This information will be used to verify the identity of investors or, in some cases, the status of financial intermediaries. Such information may be verified using third-party sources. This information will be used only for compliance with the Patriot Act or other applicable laws, regulations and rules in connection with money laundering, terrorism or economic sanctions.

The Master Portfolios reserve the right to reject purchase orders from persons who have not submitted information sufficient to allow the Master Portfolios to verify their identity. The Master Portfolios also reserve the right to withdraw any amounts in a Master Portfolio from persons whose identity it is unable to verify on a timely basis. It is the Master Portfolios’ policy to cooperate fully with appropriate regulators in any investigations conducted with respect to potential money laundering, terrorism or other illicit activities.

BLACKROCK PRIVACY PRINCIPLES

BlackRock is committed to maintaining the privacy of its current and former fund investors and individual clients (collectively, “Clients”) and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information BlackRock collects, how we protect that information and why in certain cases we share such information with select parties.

If you are located in a jurisdiction where specific laws, rules or regulations require BlackRock to provide you with additional or different privacy-related rights beyond what is set forth below, then BlackRock will comply with those specific laws, rules or regulations.

BlackRock obtains or verifies personal non-public information from and about you from different sources, including the following: (i) information we receive from you or, if applicable, your financial intermediary, on applications, forms or other documents; (ii) information about your transactions with us, our affiliates, or others; (iii) information we receive from a consumer reporting agency; and (iv) from visits to our website.

BlackRock does not sell or disclose to non-affiliated third parties any non-public personal information about its Clients, except as permitted by law, or as is necessary to respond to regulatory requests or to service Client accounts. These non-affiliated third parties are required to protect the confidentiality and security of this information and to use it only for its intended purpose.

We may share information with our affiliates to service your account or to provide you with information about other BlackRock products or services that may be of interest to you. In addition, BlackRock restricts access to non-public personal information about its Clients to those BlackRock employees with a legitimate business need for the information. BlackRock maintains physical, electronic and procedural safeguards that are designed to protect the non-public personal information of its Clients, including procedures relating to the proper storage and disposal of such information.

(a)(2) PORTFOLIO MANAGERS

Information concerning each Master Portfolio’s portfolio managers is set forth below:

U.S. Total Bond Index Master Portfolio

Name	Primary Role	Since	Title and Recent Biography
James Mauro	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2011	Head of Index Fixed Income Portfolio Management in the Americas at BlackRock, Inc. since 2020; Managing Director of BlackRock, Inc. since 2015; Director of BlackRock, Inc. from 2010 to 2014; Vice President of State Street Global Advisors from 2001 to 2010.

Karen Uyehara	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2020	Deputy Head of Index Fixed Income Portfolio Management in the Americas at BlackRock, Inc. since 2020; Managing Director of BlackRock, Inc. since 2020; Director of BlackRock, Inc. from 2010 to 2019; Portfolio Manager of Western Asset Management Company from 2005 to 2010.

S&P 500 Index Master Portfolio

Name	Primary Role	Since	Title and Recent Biography
Paul Whitehead	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2022	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2009 to 2010; Principal of Barclays Global Investors (“BGI”) from 2002 to 2009.

Jennifer Hsui, CFA	Jointly and primarily responsible for the day-to-day management of the Master Portfolio, including setting the Master Portfolio’s overall investment strategy and overseeing the management of the Master Portfolio.	2016	Managing Director of BlackRock, Inc. since 2011; Director of BlackRock, Inc. from 2009 to 2011; Principal of BGI from 2006 to 2009.

(b) ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Diversified Equity Master Portfolio, International Tilts Master Portfolio, Large Cap Index Master Portfolio, Money Market Master Portfolio, S&P 500 Index Master Portfolio, Total International ex U.S. Index Master Portfolio, Treasury Money Market Master Portfolio and U.S. Total Bond Index Master Portfolio. Information about the listed portfolios that is not covered in this combined Part A and Part B is contained in separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

All consideration received by MIP for interests in one of its portfolios and all assets in which such consideration is invested will belong to that portfolio (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one portfolio are treated separately from those of each other portfolio.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, California 94105.

Please see Item 22 of Part B for a further description of MIP’s capital structure.

ITEM 11.	INTERESTHOLDER INFORMATION.

PURCHASE, WITHDRAWAL AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form by the applicable Master Portfolio. The value of each Master Portfolio’s Net Assets is determined as of the close of regular trading on the NYSE which is generally 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the NYSE is open for business (a “Business Day”).

An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, of that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests that are to be effected on that day will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction: (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

The value of the securities and other assets and liabilities held by the Master Portfolios are determined pursuant to BlackRock’s valuation policies and procedures. BlackRock has been designated by the Board of Trustees as the valuation designee for the Master Portfolio pursuant to Rule 2a-5 under the 1940 Act.

Equity securities and other equity instruments for which market quotations are readily available are valued at market value, which is generally determined using the last reported official closing price or, if a reported closing price is not available, the last traded price on the exchange or market on which the security or instrument is primarily traded at the time of valuation. Shares of underlying open-end funds (including money market funds) are valued at net asset value. Shares of underlying exchange-traded closed-end funds or other ETFs are valued at their most recent closing price.

The Master Portfolios value fixed-income portfolio securities using last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Master Portfolios’ approved independent third-party pricing services, each in accordance with BlackRock’s valuation policies and procedures. Pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but the Master Portfolios may hold or transact in such securities in smaller odd lot sizes. Odd lots may trade at lower prices than institutional round lots. An amortized cost method of valuation may be used with respect to debt obligations with 60 days or less remaining to maturity unless BlackRock determines in good faith that such method does not represent fair value.

Generally, trading in non-U.S. securities, U.S. government securities, money market instruments and certain fixed income securities is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Master Portfolios’ interests are determined as of such times.

When market quotations are not readily available or are believed by BlackRock to be unreliable, BlackRock will fair value the Master Portfolios’ investments in accordance with its policies and procedures. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of trading or other reasons, if a market quotation differs significantly from recent price quotations or otherwise no longer appears to reflect fair value, where the security or other asset or liability is thinly traded, when there is a significant event subsequent to the most recent market quotation, or if the trading market on which a security is listed is suspended or closed and no appropriate alternative trading market is available. A “significant event” is deemed to occur if BlackRock determines, in its reasonable business judgment prior to or at the time of pricing the Master Portfolios’ assets or liabilities, that the event is likely to cause a material change to the closing market price of one or more assets held by, or liabilities of, the Master Portfolios.

For certain foreign assets, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign assets following the close of the local markets to the price that might have prevailed as of the Master Portfolios’ pricing time.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of an asset or liability held by the Master Portfolios is the amount the Master Portfolios might reasonably expect to receive from the current sale of that asset or the cost to extinguish that liability in an arm’s-length transaction. Valuing the Master Portfolios’ investments using fair value pricing will result in prices that may differ from current market valuations and that may not be the prices at which those investments could have been sold during the period in which the particular fair values were used.

The Master Portfolios may accept orders from certain authorized financial intermediaries or their designees. The Master Portfolios will be deemed to receive an order when accepted by the financial intermediary or designee, and the order will receive the net asset value next computed by the Master Portfolios after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be cancelled and the financial intermediary could be held liable for any losses.

An investor in a Master Portfolio may withdraw all or any portion of its interest on any Business Day at the net asset value next determined after a withdrawal request is received in proper form. Each Master Portfolio will generally remit the proceeds from a withdrawal the same day after receiving a withdrawal request in proper form. A Master Portfolio can delay payment for one day, or longer than one day, under extraordinary circumstances. Generally, those extraordinary circumstances are when (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of a Master Portfolio’s investments is not reasonably practicable; or (iv) for such other periods as the SEC by order may permit. MIP reserves the right to suspend investors’ rights of withdrawal and to delay delivery of withdrawal proceeds, as permitted under Section 22(e) of the 1940 Act, and other applicable laws. In addition, the Master Portfolios reserve the right to refuse any purchase of interests. Investments in the Master Portfolios may not be transferred.

MIP reserves the right to pay withdrawal proceeds in portfolio securities held by the Master Portfolios rather than in cash. MIP has elected to be governed by Rule 18f-1 under the 1940 Act so that each Master Portfolio is obligated to withdraw its interests solely in cash up to the lesser of $250,000 or 1% of the value of its Net Assets during any 90-day period for any interestholder of the Master Portfolio. The withdrawal price is the value of its Net Assets per share next determined after the initial receipt of proper notice of withdrawal.

Under normal circumstances, each Master Portfolio expects to meet withdrawal requests by using cash or cash equivalents in its portfolio or by selling portfolio assets to generate cash. During periods of stressed market conditions, when a significant portion of the Master Portfolio’s portfolio may be comprised of less-liquid investments, the Master Portfolio may be more likely to limit cash withdrawals and may determine to pay withdrawal proceeds by (i) borrowing under a line of credit it has entered into with a group of lenders, (ii) borrowing from another open-end BlackRock-advised fund pursuant to an interfund lending program, to the extent permitted by the Master Portfolio’s investment policies and restrictions as set forth in Part B of this Registration Statement, and/or (iii) transferring portfolio securities in-kind to a Feeder Fund. Part B of this Registration Statement includes more information about the Master Portfolios’ line of credit and interfund lending program, to the extent applicable.

If a Master Portfolio pays withdrawal proceeds by transferring portfolio securities in-kind to a Feeder Fund, the Feeder Fund may pay transaction costs to dispose of the securities, and the Feeder Fund may receive less for them than the price at which they were valued for purposes of withdrawal.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolios’ net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of a Master Portfolio’s net investment income will be distributed to an interestholder’s account on the applicable payment date. Capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the applicable payment date.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND WITHDRAWALS OF INTERESTS

MIP does not offer its interests for sale to the general public, nor does it offer an exchange privilege. MIP is not, therefore, directly subject to the risks of short-term trading and the Board of Trustees has not adopted procedures to prevent such trading. However, MIP may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information – Short-Term Trading Policy” in Part A of each BlackRock III Feeder Fund Registration Statement for more information.

TAXES

To the extent that a Master Portfolio has more than one Feeder Fund, it is treated as a non-publicly traded partnership for U.S. federal income tax purposes. To the extent that a Master Portfolio has only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), then the Master Portfolio is disregarded as an entity separate from that Feeder Fund.

Whether a Master Portfolio is a partnership or disregarded as a separate entity, it will generally not be subject to any U.S. federal income tax. Each of the Master Portfolio’s Feeder Funds will take into account its allocable share of the applicable Master Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code, the Feeder Fund’s share of the Master Portfolio’s income and assets.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that each Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a RIC, assuming that the Feeder Fund invests all of its investable assets in the applicable Master Portfolio and the Feeder Fund meets all other requirements for such qualification not within the control of the Master Portfolio.

ITEM 12.	DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Each Master Portfolio is a “master” in a “master/feeder” structure. Only “feeder funds” – i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolios – or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. BlackRock Investments, LLC (“BRIL”) is the placement agent for the Master Portfolios.

A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

ITEM 13.	FINANCIAL HIGHLIGHTS.

The response to Item 13 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

MASTER INVESTMENT PORTFOLIO

U.S. TOTAL BOND INDEX MASTER PORTFOLIO

S&P 500 INDEX MASTER PORTFOLIO

PART B – STATEMENT OF ADDITIONAL INFORMATION

April 29, 2024

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP”) is an open-end, series management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in connection with Part A, also dated April 29, 2024 of U.S. Total Bond Index Master Portfolio and S&P 500 Index Master Portfolio (each, a “Master Portfolio” and together, the “Master Portfolios”). All terms used in this Part B that are defined in Part A have the meanings assigned in Part A, unless otherwise defined in Part  B. MIP incorporates by reference the information included on the cover page of the statement of additional information relating to iShares U.S. Aggregate Bond Index Fund and iShares S&P 500 Index Fund (each, a “BlackRock Funds III Feeder Fund” and together, the “BlackRock Funds III Feeder Funds”), as amended, revised or supplemented from time to time (the statement of additional information relating to iShares U.S. Aggregate Bond Index Fund, the “U.S. Aggregate SAI” and the statement of additional information relating to iShares S&P 500 Index Fund, the “S&P 500 SAI”). A copy of Part A of the Registration Statement with respect to the Master Portfolios may be obtained without charge by writing to Master Investment Portfolio, c/o BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19808, or by calling 1-800-441-7762. MIP’s registration statement may be examined at the office of the Securities and Exchange Commission (the “SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

ITEM 15.	TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

ITEM 16.	DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 9 of Part A.

INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning each Master Portfolio’s additional investment strategies, risks and restrictions (including information on the Interfund Lending Program, under which each Master Portfolio has the ability to borrow or lend for temporary purposes) from the following sections of the U.S. Aggregate SAI: “Part  I: Investment Objective and Policies,” “Part I: Investment Restrictions,” “Part II: Investment Risks and Considerations” and “Appendix A — Description of Bond Ratings” and the following sections of the S&P 500 SAI: “Part I: Investment Objective and Policies,” “Part I: Investment Restrictions,” “Part II: Investment Risks and Considerations” and “Appendix A — Description of Bond Ratings”.

PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning each Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following section of the U.S. Aggregate SAI: “Part  II: Selective Disclosure of Portfolio Holdings” and the following section of the S&P 500 SAI: “Part II: Selective Disclosure of Portfolio Holdings.” Information on any significant variation or anticipated variation in each Master Portfolio’s portfolio turnover rates, if any, is incorporated herein by reference to the following section of the U.S. Aggregate SAI: “Part I: Portfolio Transactions and Brokerage” and the following section of the S&P 500 SAI: “Part I: Portfolio Transactions and Brokerage.”

ITEM 17.	MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with Item 10 of Part A.

MIP incorporates by reference the information concerning the management of MIP and the Master Portfolios from the following section of the U.S. Aggregate SAI: “Part I: Information on Trustees and Officers” and the following section of the S&P 500 SAI: “Part I: Information on Trustees and Officers.” The Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same chair and the same committee structure as the board of trustees of BlackRock Funds III (the “Trust”).

COMPENSATION OF TRUSTEES. MIP incorporates by reference the information concerning the compensation of the Trustees of MIP from the following section of the U.S. Aggregate SAI: “Part I: Information on Trustees and Officers – Compensation of Trustees” and the following section of the S&P 500 SAI: “Part I: Information on Trustees and Officers – Compensation of Trustees.”

CODES OF ETHICS. MIP has the same code of ethics as the Trust. MIP incorporates by reference the information concerning the code of ethics from the following section of the U.S. Aggregate SAI: “Part II: Management and Other Service Arrangements – Code of Ethics” and the following section of the S&P 500 SAI: “Part II: Management and Other Service Arrangements – Code of Ethics.”

PROXY VOTING POLICIES. MIP incorporates by reference to the information concerning its Proxy Voting Policies from the following sections of the U.S. Aggregate SAI: “Part II: Proxy Voting Policies and Procedures” and “Appendix B” and the following sections of the S&P 500 SAI: “Part II: Proxy Voting Policies and Procedures” and “Appendix B.”

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o BlackRock, Inc., 50 Hudson Yards, New York, New York 10001. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of MIP and reported to the Board of Trustees.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.

As of April 4, 2024 the interestholders identified below were known by MIP to own 5% or more of the outstanding voting interests of a Master Portfolio in the indicated capacity. Approximate percentages are indicated in the table below.

MASTER PORTFOLIO	NAME AND ADDRESS OF INTERESTHOLDER	PERCENTAGE OF MASTER PORTFOLIO	NATURE OF OWNERSHIP
U.S. Total Bond Index Master Portfolio	iShares U.S. Aggregate Bond Index Fund BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%	Record

S&P 500 Index Master Portfolio	iShares S&P 500 Index Fund BlackRock Funds III 400 Howard Street San Francisco, CA 94105	99%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a BlackRock Funds III Feeder Fund, or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any feeder fund that is a majority interestholder in a Master Portfolio may be able to take actions with respect to MIP (e.g., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio.

As of April 2, 2024, no Trustee owned any beneficial interest in either Master Portfolio, and the Trustees and principal officers of MIP as a group owned an aggregate of less than 1% of the outstanding beneficial interests of each Master Portfolio. As of December 31, 2023, none of the Independent Trustees of MIP or their immediate family members owned beneficially or of record any securities of each Master Portfolio’s investment adviser, principal underwriter, or any person directly or indirectly controlling, controlled by, or under common control with such entities.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A. Information relating to the investment management and other services provided to each Master Portfolio by BlackRock Fund Advisors (“BFA”) is incorporated herein by reference from the section entitled “Management of the Fund” in the Prospectuses relating to iShares U.S. Aggregate Bond Index Fund (each a “U.S. Aggregate Prospectus”) and the Prospectuses relating to iShares S&P 500 Index Fund (each an “S&P 500 Prospectus”) and from the sub-section entitled “Management, Advisory and Other Service Arrangements ” in Part I of the U.S. Aggregate SAI and the S&P 500 SAI and the section entitled “Management and Other Service Arrangements” in Part II of the U.S. Aggregate SAI and the S&P 500 SAI. The following list identifies the specific sections and sub-sections in each BlackRock Funds III Feeder Fund’s SAI under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from the Prospectuses or SAI of each BlackRock Funds III Feeder Fund

Item 19(a)	U.S. Aggregate SAI: Part I: Management, Advisory and Other Service Arrangements
U.S. Aggregate SAI: Part II: Management and Other Service Arrangements
S&P 500 SAI: Part I: Management, Advisory and Other Service Agreements
S&P 500 SAI: Part II: Management and Other Service Agreements

Item 19(c)	U.S. Aggregate SAI: Part I: Management, Advisory and Other Service Arrangements
U.S. Aggregate SAI: Part II: Management and Other Service Arrangements
S&P 500 SAI: Part I: Management, Advisory and Other Service Agreements
S&P 500 SAI: Part II: Management and Other Service Agreements

Item 19(d)	U.S. Aggregate SAI: Part I: Management, Advisory and Other Service Arrangements
U.S. Aggregate SAI: Part II: Management and Other Service Arrangements
S&P 500 SAI: Part I: Management, Advisory and Other Service Arrangements
S&P 500 SAI: Part II: Management and Other Service Arrangements

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	U.S. Aggregate Prospectuses: Fund and Service Provider
S&P 500 Prospectuses: Fund and Service Provider
U.S. Aggregate SAI: Part I: Management, Advisory and Other Service Arrangements
U.S. Aggregate SAI: Part II: Management and Other Service Arrangements
S&P 500 SAI: Part I: Management, Advisory and Other Service Arrangements
S&P 500 SAI: Part II: Management and Other Service Arrangements

Item 19(i)	U.S. Aggregate SAI: Part I: Portfolio Transactions and Brokerage — Securities Lending
S&P 500 SAI: Part I: Portfolio Transactions and Brokerage — Securities Lending

(b)	Principal Underwriter

BlackRock Investments, LLC (“BRIL”), 50 Hudson Yards, New York, New York 10001, an affiliate of BFA, acts as placement agent for each Master Portfolio pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master Portfolios.

ITEM 20.	PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolios from the following section of the corresponding U.S. Aggregate SAI: “Part I: Management, Advisory and Other Service Arrangements – Information Regarding the Portfolio Managers” and the following section of the S&P 500 SAI: “Part I: Management, Advisory and Other Service Arrangements – Information Regarding the Portfolio Managers.”

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following sections of the U.S. Aggregate SAI: “Part I: Portfolio Transactions and Brokerage” and “Part II: Portfolio Transactions and Brokerage” and the following sections of the S&P 500 SAI: “Part I: Portfolio Transactions and Brokerage” and “Part II: Portfolio Transactions and Brokerage.”

ITEM 22.	CAPITAL STOCK AND OTHER INTERESTS.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s Net Assets available for distribution to its interestholders. Interests in the Master Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolios may not be transferred. No certificates are issued. MIP may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of the Trustees it is necessary or desirable to submit matters for interestholders’ vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company that issues two or more classes or series, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each class or series affected by such matter. Rule 18f-2 further provides that a class or series, such as each Master Portfolio, shall be deemed to be affected by a matter unless it is clear that the interests of each class or series in the matter are substantially identical or that the matter does not affect any interest of the class or series. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 23.	PURCHASE, WITHDRAWAL AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 11 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be withdrawn until the transfer has settled.

SUSPENSION OF WITHDRAWALS. The right of withdrawal of interests in each Master Portfolio may be suspended or the date of withdrawal payment postponed as provided in Item 11 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolios’ and MIP’s pricing of interests from the following section of the U.S. Aggregate SAI: “Part II: Pricing of Shares – Determination of Net Asset Value” and the following section of the S&P 500 SAI: “Part II: Pricing of Shares – Determination of Net Asset Value.”

DECLARATION OF TRUST PROVISIONS REGARDING WITHDRAWALS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, MIP shall, subject to applicable law, have the right at its option and at any time to withdraw interests of any interestholder at the net asset value thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate net asset value of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of MIP equal to or in excess of a percentage of the aggregate outstanding interests of MIP, or a percentage of the aggregate net asset value of MIP, as determined from time to time by the Trustees.

ITEM 24.	TAXATION OF THE TRUST.

To the extent that a Master Portfolio has more than one Feeder Fund, it is treated as a non-publicly traded partnership under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). To the extent that a Master Portfolio has only one Feeder Fund (either (i) directly or (ii) indirectly through an entity that is disregarded for U.S. federal income tax purposes), the Master Portfolio’s existence as an entity separate from that Feeder Fund is disregarded for U.S. federal income tax purposes.

Whether a Master Portfolio is a partnership or disregarded as a separate entity, it will not generally be subject to any U.S. federal income tax. Each of the Master Portfolios’ Feeder Funds will take into account its allocable share of the applicable Master Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and, if the Feeder Fund is intended to qualify as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code, the Feeder Fund’s share of the Master Portfolio’s income and assets.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that each Feeder Fund will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code for qualification as a RIC, assuming that the Feeder Fund invests all of its investable assets in the applicable Master Portfolio and the Feeder Fund meets all other requirements for such qualification not within the control of the Master Portfolio.

Certain transactions of each Master Portfolio are subject to special tax rules of the Internal Revenue Code that may, among other considerations, (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of a Feeder Fund.

Special tax rules also will require certain types of positions to be marked to market (i.e., treated as sold on the last day of the taxable year), which may result in the recognition of income without a corresponding receipt of cash.

If a Master Portfolio purchases shares of an investment company (or similar investment entity) organized under foreign law, each of its Feeder Funds, by virtue of owning such Master Portfolio’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. A Feeder Fund may be subject to U.S. federal income tax (plus an interest charge) on certain distributions from such a PFIC and on gain from the disposition of the shares in such a PFIC (collectively referred to as “excess distributions”). A Feeder Fund, even if it is a RIC, cannot eliminate this tax by making distributions to its shareholders.

However, an election can be made to mark to market the interest in the PFIC, and thus to take into account the economic gains (and to a limited extent losses) in such investment as though the Feeder Fund’s shares in the PFIC had been sold and repurchased on the last day of the Feeder Fund’s taxable year. Such gain and loss are treated as ordinary income and loss. Alternatively, an election may be made to treat a PFIC as a “qualified electing fund” (“QEF”), in which case a Feeder Fund will be required to include in its gross income its share of the PFIC’s ordinary earnings and net capital gain annually, regardless of whether it receives any distributions from the PFIC. With the mark-to-market or QEF election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

If a Master Portfolio is treated as a partnership for U.S. federal income tax purposes, then, in the event of an audit, the U.S. federal income tax treatment of income and deductions of a Master Portfolio generally will be determined at the Master Portfolio level in a single proceeding (rather than by individual Internal Revenue Service audits of each Feeder Fund), which the Master Portfolio’s partnership representative will control. Any adjustment that results in additional tax (including interest and penalties thereon) will be assessed and collected at the Master Portfolio level in the current taxable year, with each current Feeder Fund indirectly bearing such cost, unless the Master Portfolio elects to have the partnership adjustment taken into account by each Feeder Fund that was an investor in the Master Portfolio in the year to which the adjustments relates. If the election is made, each Feeder Fund will be required to take into account such adjustment and pay tax on such adjustment at the Feeder Fund level, unless, if the Feeder Fund is a RIC, it timely distributes the adjustment amount in the form of a “deficiency dividend” (within the meaning of section 860(f) of the Internal Revenue Code), in which case the Feeder Fund will only have to pay the interest charge imposed on RICs making a deficiency dividend. The legal and accounting costs incurred in connection with any regular audit of the Master Portfolio’s tax returns will be borne by each Feeder Fund and, indirectly, by their shareholders.

Investors are advised to consult their own tax advisers on the tax consequences of an investment in a Feeder Fund and a Master Portfolio.

ITEM 25.	UNDERWRITERS.

The exclusive placement agent for MIP is BRIL, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio. The foregoing information supplements and should be read in conjunction with Item 12 in Part A.

ITEM 26.	CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27.	FINANCIAL STATEMENTS.

The audited financial statements, including the schedules of investments, statement of assets and liabilities, statements of operations, statements of changes in net assets, and independent registered public accounting firm’s reports for the BlackRock Funds III Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2023 are included in the Master Portfolios’ Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 6, 2024 and are hereby incorporated by reference. The annual report, which contains the referenced audited financial statements, is available upon request and without charge.

PART C

OTHER INFORMATION

ITEM 28.	EXHIBITS.

EXHIBIT	DESCRIPTION
1	Articles of Incorporation.

(a)	Certificate of Trust, dated October 20, 1993, is incorporated by reference to Exhibit 1(b) to Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A (File No. 811-08162) (the “Registrant’s Registration Statement”), filed on August 31, 1998.

(b)	Certificate of Amendment to the Certificate of Trust, dated August 19, 1998, is incorporated by reference to Exhibit 1(d) to Amendment No. 7 to the Registrant’s Registration Statement, filed on August 31, 1998.

(c)	Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated by reference to Exhibit (a)(1) to Amendment No. 35 to the Registrant’s Registration Statement, filed on December 27, 2006.

(d)	Amendment No. 1 to the Second Amended and Restated Agreement and Declaration of Trust, dated December 11, 2007, is incorporated by reference to Exhibit (a)(4) to Amendment No. 39 to the Registrant’s Registration Statement, filed on December 2, 2009.

(e)	Amendment No. 2 to the Second Amended and Restated Agreement and Declaration of Trust, dated November 13, 2009, is incorporated by reference to Exhibit (a)(5) to Amendment No. 40 to the Registrant’s Registration Statement, filed on April 30, 2010.

2	By-laws.

(a)	Amended and Restated By-Laws, dated November 29, 2018, are incorporated by reference to Exhibit (b)(1) to Amendment No. 112 to the Registrant’s Registration Statement, filed on October 30, 2019.

(b)	Amendment No. 1 to the Amended and Restated By-Laws, dated November 11, 2020, is incorporated by reference to Exhibit 2(b) to Amendment No. 120 to the Registrant’s Registration Statement, filed on April 30, 2021.

3	Instruments Defining Rights of Security Holders.

(a)	Not applicable.

4	Investment Advisory Contracts.

(a)(1)	Amended Investment Advisory Contract among the Registrant, BlackRock Advisors, LLC (“BAL”) and BlackRock Fund Advisors (“BFA”), dated December 28, 2012 (the “Investment Advisory Contract”), is incorporated by reference to Exhibit (d)(1) to Amendment No. 50 to the Registrant’s Registration Statement, filed on April 30, 2013.

(a)(2)	Schedule A, amended March 9, 2020, and Schedule B, amended July 1, 2019, to the Investment Advisory Contract are incorporated by reference to Exhibit (d)(2) to Amendment No. 114 to the Registrant’s Registration Statement, filed on April 24, 2020.

(b)	Form of Sub-Investment Advisory Agreement between BAL and BFA, with respect to International Tilts Master Portfolio, is incorporated by reference to Exhibit (d)(4) to Amendment No. 58 to the Registrant’s Registration Statement, filed on February 26, 2014.

(c)	Form of Amended and Restated Sub-Investment Advisory Agreement between BAL and BlackRock International Limited (“BIL”) with respect to International Tilts Master Portfolio is incorporated by reference to Exhibit (d)(4) to Amendment No. 114 to the Registrant’s Registration Statement, filed on April 24, 2020.

(d)	Form of Sub-Investment Advisory Agreement between BFA and BIL with respect to Money Market Master Portfolio is incorporated by reference to Exhibit 4(d) to Amendment No. 120 to the Registrant’s Registration Statement, filed on April 30, 2021.

5	Underwriting Contracts.

(a)(1)	Form of Placement Agency Agreement between the Registrant and BlackRock Investments, LLC (“BRIL”) (the “Placement Agency Agreement”) is incorporated by reference to Exhibit (e)(3) to Amendment No. 42 to the Registrant’s Registration Statement, filed on March 31, 2011.

(a)(2)	Appendix A to the Placement Agency Agreement, amended March 9, 2020, is incorporated by reference to Exhibit (e)(2) to Amendment No. 114 to the Registrant’s Registration Statement, filed on April 24, 2020.

6	Bonus or Profit Sharing Contracts.

(a)	Not applicable.

7	Custodian Agreements.

(a)	Master Custodian Agreement between the Registrant and State Street Bank and Trust Company (“State Street”), dated December 31, 2018, is incorporated by reference to Exhibit 7(g) to Post-Effective Amendment No. 943 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on February 28, 2019.

8	Other Material Contracts.

(a)(1)	Form of Administration Agreement between BAL and the Registrant on behalf of Money Market Master Portfolio and Treasury Money Market Master Portfolio (the “Money Market Master Portfolios”), S&P 500 Index Master Portfolio, U.S. Total Bond Index Master Portfolio, Diversified Equity Master Portfolio (f/k/a Active Stock Master Portfolio) and International Tilts Master Portfolio (the “Unitary Administration Agreement”) is incorporated by reference to Exhibit (h)(1) to Amendment No. 50 to the Registrant’s Registration Statement, filed on April 30, 2013.

(a)(2)	Appendix A to the Unitary Administration Agreement, amended March 9, 2020, is incorporated by reference to Exhibit (h)(2) to Amendment No. 114 to the Registrant’s Registration Statement, filed on April 24, 2020.

(b)(1)	Form of Administration Agreement between BAL and the Registrant on behalf of Total International ex U.S. Index Master Portfolio and Large Cap Index Master Portfolio (the “Non-Unitary Administration Agreement”) is incorporated by reference to Exhibit (h)(2) to Amendment No. 50 to the Registrant’s Registration Statement, filed on April 30, 2013.

(b)(2)	Exhibit A to the Non-Unitary Administration Agreement, amended March 2, 2020, is incorporated by reference to Exhibit (h)(4) to Amendment No. 114 to the Registrant’s Registration Statement, filed on April 24, 2020.

(c)	Form of Eighth Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Institutional Trust Company, N.A. is incorporated by reference to Exhibit 8(d) of Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A of BlackRock ETF Trust (File No. 333-228832), filed on March 21, 2024.

(d)	Form of Transfer Agency and Service Agreement between the Registrant and State Street with respect to the Money Market Master Portfolios is incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 289 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126), filed on April 29, 2019.

(e)	Form of Eleventh Amended and Restated Credit Agreement among Registrant, a syndicate of banks and certain other parties is incorporated herein by reference to Exhibit (h)(5) of Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of BlackRock Series Fund II, Inc. (File No. 333-224375), filed on April 19, 2024.

(f)	Administration and Fund Accounting Services Agreement between the Registrant and State Street, dated December 31, 2018, is incorporated by reference to Exhibit 8(k) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Managed Account Series (File No. 333-124463), filed on February 28, 2019.

(g)	Form of Thirteenth Amended and Restated Expense Limitation Agreement by and between the Registrant, BAL and BFA is incorporated by reference to Exhibit 8(e) of Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A of BlackRock ETF Trust (File No. 333-228832), filed on March 21, 2024.

(h)	BlackRock Rule 12d1-4 Fund of Funds Investment Agreement between the Registrant and the other registered open-end investment companies party thereto is incorporated by reference to Exhibit 8(g) of Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of BlackRock Unconstrained Equity Fund (File No. 333-124372), filed on August 22, 2023.

9	Legal Opinion.

(a)	Consent of Counsel (Sidley Austin LLP) is incorporated by reference to Exhibit (i) to Amendment No. 40 to the Registrant’s Registration Statement, filed on April 30, 2010.

10	Other Opinions.

(a)	None.

11	Omitted Financial Statements.

(a)	Not applicable.

12	Initial Capital Agreements.

(a)	Not applicable.

13	Rule 12b-1 Plan.

(a)	Not applicable.

14	Rule 18f-3 Plan.

(a)	Not applicable.

15	Reserved.

16	Code of Ethics.

(a)	Code of Ethics of the Registrant, BRIL, BAL, BFA and BIL is incorporated herein by reference to Exhibit 16(a) of Post-Effective Amendment No. 1204 to the Registration Statement on Form N-1A of BlackRock FundsSM (File No. 33-26305), filed on January 24, 2024.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

The Registrant does not control and is not under common control with any other person.

ITEM 30.	INDEMNIFICATION.

Section 1 of Article IX of the Registrant’s Second Amended and Restated Agreement and Declaration of Trust states:

“(a) Subject to the exceptions and limitations contained in paragraph (b) below: (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and (ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Interestholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person’s office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily-available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Covered Person who is a Trustee and is not an Interested Person of the Trust and any Covered Person who has been a Trustee and at such time was not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

(e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.”

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

(a) BlackRock Fund Advisors (previously defined as “BFA”) is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 400 Howard Street, San Francisco, California 94105. BFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors. The information required by this Item 31 about officers and directors of BFA, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BFA pursuant to the Investment Advisers Act of 1940, as amended (File No. 801-22609).

(b) BlackRock Advisors, LLC (previously defined as “BAL”) is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 100 Bellevue Parkway, Wilmington, Delaware 19809. BAL was organized in 1994 for the purpose of providing advisory services to investment companies. The information required by this Item 31 about officers and directors of BAL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BAL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(c) BlackRock International Limited (previously defined as “BIL”) is located at Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom. The information required by this Item 31 about officers and directors of BIL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-51087).

ITEM 32.	PRINCIPAL UNDERWRITER.

(a) BlackRock Investments, LLC (previously defined as “BRIL”), the placement agent of the Master Portfolios, acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies:

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage SMID Cap Fund, Inc.

BlackRock Allocation Target Shares

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock ETF Trust

BlackRock ETF Trust II

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock FundsSM

BlackRock Funds II

BlackRock Funds III

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Funds VII, Inc.

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Focus Growth Fund, Inc.

BlackRock Large Cap Focus Value Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Liquidity Funds

BlackRock Mid-Cap Value Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Series Fund II, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Sustainable Balanced Fund, Inc.

BlackRock Unconstrained Equity Fund

BlackRock Variable Series Funds, Inc.

BlackRock Variable Series Funds II, Inc.

iShares, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Managed Account Series II

Master Bond LLC

Master Investment Portfolio Master Investment Portfolio II Quantitative Master Series LLC

BRIL also acts as the distributor or placement agent for the following closed-end registered investment companies:

BlackRock Alpha Strategies Fund

BlackRock Core Bond Trust

BlackRock Corporate High Yield Fund, Inc.

BlackRock Credit Strategies Fund

BlackRock Debt Strategies Fund, Inc.

BlackRock Enhanced Equity Dividend Trust

BlackRock Floating Rate Income Trust

BlackRock Health Sciences Trust

BlackRock Income Trust, Inc.

BlackRock Investment Quality Municipal Trust, Inc.

BlackRock Limited Duration Income Trust

BlackRock Multi-Sector Income Trust

BlackRock MuniAssets Fund, Inc.

BlackRock Municipal Income Trust

BlackRock Municipal Income Trust II

BlackRock Private Investments Fund

BlackRock Science and Technology Trust

BlackRock Taxable Municipal Bond Trust

BlackRock Utilities, Infrastructure & Power Opportunities Trust

BRIL provides numerous financial services to BlackRock-advised funds and is the distributor of BlackRock’s open-end funds. These services include coordinating and executing Authorized Participation Agreements, preparing, reviewing and providing advice with respect to all sales literature and responding to Financial Industry Regulatory Authority comments on marketing materials.

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 50 Hudson Yards, New York, New York 10001.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Christopher Meade	Chief Legal Officer, General Counsel and Senior Managing Director	None
Lauren Bradley	Chief Financial Officer and Vice President	None
Gregory Rosta	Chief Compliance Officer and Director	None
Jon Maro	Chief Executive Officer and Director	None
Cynthia Rzomp	Chief Operating Officer	None
Andrew Dickson	Secretary and Managing Director	None
Terri Slane	Assistant Secretary and Director	None
Anne Ackerley	Member, Board of Managers, and Managing Director	None
Michael Bishopp	Managing Director	None
Samara Cohen	Managing Director	None
Jonathan Diorio	Managing Director	None
Lisa Hill	Managing Director	None
Brendan Kyne	Managing Director	None
Martin Small	Member, Board of Managers, and Managing Director	None
Jonathan Steel	Managing Director	None
Ariana Brown	Director	None
Chris Nugent	Director	None
Lourdes Sanchez	Vice President	None
Lisa Belle	Anti-Money Laundering Officer	Anti-Money Laundering Compliance Officer
Gerald Pucci	Member, Board of Managers	None
Philip Vasan	Member, Board of Managers	None

(c) Not applicable.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS.

Omitted pursuant to Instruction 3 of Item 33 of Form N-1A.

ITEM 34.	MANAGEMENT SERVICES.

Other than as set forth under the captions “Item 10. Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 17. Management of the Trust” and “Item 19. Investment Advisory and Other Services” in Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 35.	UNDERTAKINGS.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on April 29, 2024

MASTER INVESTMENT PORTFOLIO (REGISTRANT) ON BEHALF OF U.S. TOTAL BOND INDEX MASTER PORTFOLIO AND S&P 500 INDEX MASTER PORTFOLIO

By:	/S/ JOHN M. PERLOWSKI
(John M. Perlowski,
President and Chief Executive Officer)